Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of:

Our report dated March 14, 2006, except for Note 26, as to which the date is August 31, 2006, on our audits of the consolidated financial statements of Lyondell Chemical Company relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting; and

Our report dated February 24, 2006, on our audits of the financial statements of LYONDELL-CITGO Refining LP (now known as Houston Refining LP); and

Our report dated March 14, 2006, on our audits of the financial statements of Equistar Chemicals, LP, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 27, 2006